SCHEDULE A

Executive Officers & Directors of Karpus Management, Inc., d/b/a Karpus Investment Management

Name	Position & Present Principal Occupation	Business Address	Shares Owned

Daniel Lee Lippincott	President and Chief Investment Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares
Jodi Lee Hedberg	Chief Compliance Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares

SCHEDULE B

Transactions in the Shares in the past sixty (60) days.

Nature of the Transaction	Shares Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

KARPUS MANAGEMENT, INC., D/B/A/ KARPUS INVESTMENT MANAGEMENT
(THROUGH THE ACCOUNTS)

Purchase of Common Stock	85	$3.89	7/31/2026
Purchase of Common Stock	71	$7.92	8/3/2026
Purchase of Common Stock	131	$7.94	8/6/2026
Sale of Common Stock	(2,375)	$7.98	8/7/2026
Sale of Common Stock	(268)	$7.96	8/10/2026
Purchase of Common Stock	3,100	$8.00	8/11/2026
Sale of Common Stock	(954)	$7.98	8/12/2026
Purchase of Common Stock	6	$7.98	8/14/2026
Purchase of Common Stock	650	$7.97	8/17/2026
Purchase of Common Stock	2,113	$7.95	8/18/2026
Purchase of Common Stock	8,000	$8.00	8/19/2026
Purchase of Common Stock	365	$7.99	8/20/2026
Purchase of Common Stock	8,850	$7.99	8/21/2026
Purchase of Common Stock	4,443	$7.92	8/24/2026
Sale of Common Stock	(950)	$7.95	8/26/2026
Purchase of Common Stock	596	$7.93	8/28/2026
Purchase of Common Stock	4,796	$7.82	8/31/2026
Purchase of Common Stock	1,766	$7.88	9/1/2026
Purchase of Common Stock	6,049	$7.89	9/2/2026
Purchase of Common Stock	199	$7.88	9/3/2026
Purchase of Common Stock	6,637	$7.88	9/4/2026
Purchase of Common Stock	6,900	$7.88	9/9/2026
Purchase of Common Stock	5,582	$7.84	9/10/2026
Purchase of Common Stock	12,750	$7.83	9/11/2026
Purchase of Common Stock	2,895	$7.82	9/14/2026
Purchase of Common Stock	18,586	$7.81	9/15/2026
Purchase of Common Stock	32,898	$7.84	9/16/2026
Purchase of Common Stock	3,000	$7.82	9/17/2026
Purchase of Common Stock	1,485	$7.78	9/18/2026
Purchase of Common Stock	16,555	$7.80	9/21/2026
Sale of Common Stock	(11,950)	$7.79	9/22/2026
Purchase of Common Stock	12,082	$7.69	9/23/2026
Purchase of Common Stock	26,312	$7.65	9/24/2026
Purchase of Common Stock	1,025	$7.62	9/25/2026
Purchase of Common Stock	47,615	$7.61	9/28/2026
Purchase of Common Stock	30,486	$7.60	9/29/2026